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                                                                   EXHIBIT 23.03

To - Easylink Information Technology Co., Ltd.

October 16, 2001

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Registration Statement Form F-1 of our report dated [ ,2001], on our audits of the consolidated financial statements of Easylink Information Technology Co., Ltd. as of December 31, 1998, 1999 and 2000 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".







MOORES ROWLAND
Chartered Accountants
Certified Public Accountants
Hong Kong